SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 8, 2002



                            AmeriVest Properties Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)



         Maryland                   1-14462                  84-1240264
----------------------------    ---------------         --------------------
(State or other jurisdiction    Commission File         (IRS Employer
 of incorporation)              Number)                  Identification No.)



           1780 S. Bellaire Street, Suite 515, Denver, Colorado 80222
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 297-1800

Item 4.  Changes In Registrant's Certifying Accountant.
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     Based on the recommendation of the Audit Committee of the Board of
Directors of AmeriVest Properties Inc. (together with its subsidiaries, "AmeriVest"), on August 8, 2002 AmeriVest's Board of Directors decided to dismiss Arthur Andersen LLP ("Andersen") as AmeriVest's independent auditor and engaged KPMG LLP ("KPMG") to serve as AmeriVest's independent auditor for the year ended December 31, 2002.

     Andersen's reports on AmeriVest's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During AmeriVest's two most recent fiscal years and through the date of this Form 8-K, there were (1) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on AmeriVest's consolidated financial statements; and (2) no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

     Although AmeriVest has requested a letter from Andersen stating its agreement with such statements and although AmeriVest has used reasonable efforts to obtain such a letter, AmeriVest has not been able to obtain the letter.

     During AmeriVest's two most recent fiscal years and through the date of this Form 8-K, AmeriVest did not consult KPMG with respect to any matters or reportable events listed in Items 304(a)(2)(i) or (ii) of Regulation S-B.


Item 7.  Financial Statements and Exhibits
------------------------------------------

     (c) Exhibit

         16.1 Press Release dated August 9, 2002 of AmeriVest.







                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 9, 2002              AMERIVEST PROPERTIES INC.
-----------------------



                                  By: /s/ D. Scott Ikenberry
                                  -------------------------------------------
                                  D. Scott Ikenberry, Chief Financial Officer